ARTICLES OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                         MICROACCEL, INC.


          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the "Act"), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST:    The name of the corporation is MicroAccel, Inc.

          SECOND:   The following amendment to the Articles of
Incorporation of MicroAccel, Inc. was duly adopted by the written consent of the holders of a majority of the corporation's issued and outstanding shares in accordance with Section 16-10a-704 on February 28, 2002, in the manner prescribed by the Act, to-wit:

                            ARTICLE I
                          CORPORATE NAME

          The name of the corporation shall be "Health Anti-Aging Lifestyle Options, Inc."

          THIRD:    This amendment does not provide for any exchange,
reclassification or cancellation of issued shares.

          FOURTH:   The effective date of this amendment shall be March
18, 2002.

          FIFTH:    This amendment was not adopted by the incorporators or
the Board of Directors without stockholder action.

          SIXTH:    (a)  The designation and number of outstanding shares
of each class entitled to vote thereon as a class were as follows:

               CLASS                    NUMBER OF SHARES

               Common                   16,616,543

                    (b) The number of shares voted for such amendment was 8,754,100, with none opposing and none abstaining.


          IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 1 day of March, 2002.

                                   MICROACCEL, INC.


                                   By /s/ Suzanne L. Wood
                                             -------------------
                                     Suzanne L. Wood, President
Attest:


/s/ Coreena Hansen
------------------
Coreena Hansen, Secretary